As filed with the Securities and Exchange Commission on December 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baker Hughes Company

Baker Hughes Holdings LLC

Baker Hughes Co-Obligor, Inc.

(Exact Name of Registrants as Specified in Its Charter)

Delaware	81-4403168
Delaware	76-0207995
Delaware	82-1636224
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

575 N. Dairy Ashford Rd., Suite 100

Houston, Texas 77079-1121

(713) 439-8600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Fernando Contreras

Vice President, Legal Governance and Corporate Secretary

Baker Hughes Company

575 N. Dairy Ashford Rd., Suite 100

Houston, Texas 77079-1121

(713) 439-8600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Julian J. Seiguer, P.C.

Bryan D Flannery

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Baker Hughes Company

Class A Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Purchase Contracts

Warrants

Units

Baker Hughes Holdings LLC

Baker Hughes Co-Obligor, Inc.

Debt Securities

fully and unconditionally guaranteed by Baker Hughes Company

Guarantees of Debt Securities

Baker Hughes Company (“Baker Hughes”) may offer from time to time its Class A common stock, par value $0.0001 per share (the “Class A common stock”), preferred stock, par value $0.0001 per share (the “preferred stock”), debt securities (the “parent debt securities”), full and unconditional guarantees of subsidiary debt securities (as defined below) (the “parent guarantees”), purchase contracts (the “purchase contracts”), warrants (the “warrants”) and units (the “units”), in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. In addition, Baker Hughes Holdings LLC (“BHH LLC”) may offer from time to time its debt securities (the “subsidiary debt securities”) and guarantees of parent debt securities, full and unconditional or otherwise (the “subsidiary guarantees” and, together with the Class A common stock, the preferred stock, the parent debt securities, the parent guarantees, the purchase contracts, the warrants, the units and the subsidiary debt securities, the “securities”), and Baker Hughes Co-Obligor, Inc. (“Co-Obligor”) may act as co-issuer of the subsidiary debt securities and may also offer subsidiary guarantees. Selling securityholders may also be identified in supplements to this prospectus and may offer and sell these securities from time to time.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision.

The Class A common stock is listed on The Nasdaq Global Select Market under the ticker symbol “BKR.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to the “company,” “we,” “us” or “our” are to Baker Hughes and its subsidiaries, including BHH LLC and Co-Obligor.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the U.S. Securities and Exchange Commission (the “SEC”). See the section entitled “Risk Factors” on page 6 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that Baker Hughes filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, Baker Hughes, BHH LLC and Co-Obligor or any selling securityholders to be named in a prospectus supplement may, over time, offer and sell, in one or more offerings, any combination of the securities as described in this prospectus. Each of Baker Hughes, BHH LLC and Co-Obligor is referred to as a “registrant,” and collectively as “registrants,” in this prospectus. This prospectus provides you with a general description of the securities that we or any selling securityholders to be named in a prospectus supplement may offer. Each time Baker Hughes, BHH LLC or Co-Obligor offers securities, they will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we incorporate by reference is accurate only as of the date of such document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

Each time we or any selling securityholders offer to sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and may also provide you with a free writing prospectus. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement and any free writing prospectus, will include or refer you to all material information relating to each offering.

Baker Hughes and BHH LLC file annual, quarterly and current reports and other information with the SEC (File Nos. 001-38143 and 001-09397, respectively). The SEC filings of Baker Hughes and BHH LLC are available to the public over the internet at the SEC’s website at www.sec.gov and at our website at www.bakerhughes.com. Information that you may find on our website is not part of this prospectus and the inclusion of the website address in this prospectus is an inactive textual reference only.

This prospectus “incorporates by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents.

The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC prior to closing this offering will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC prior to closing an offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case and except as specifically set forth below, information “furnished” rather than “filed”):

Baker Hughes

•	Baker Hughes’ Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 14, 2023 (the “Baker Hughes Annual Report”);

•

The portions of the Definitive Proxy Statement on Schedule 14A filed by Baker Hughes with the SEC on March 31, 2023 (the “Proxy Statement”) that were incorporated by reference into Part III of the Baker Hughes Annual Report;

•

Baker Hughes’ Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023 filed on April  19, 2023, the quarterly period ended June 30, 2023 filed on July  19, 2023 and the quarterly period ended September 30, 2023 filed on October 26, 2023 (together, the “Baker Hughes Quarterly Reports”); and

•

Baker Hughes’ Current Reports on Form 8-K filed on May 5, 2023, May  19, 2023 (two reports), November  22, 2023 and December 1, 2023, and Baker Hughes’ Current Report on Form 8-K/A filed on July 28, 2023.

BHH LLC

•

BHH LLC’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 14, 2023 (the “BHH LLC Annual Report” and, together with the Baker Hughes Annual Report, the “Annual Reports”);

•

BHH LLC’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023 filed on April  19, 2023, the quarterly period ended June 30, 2023 filed on July  19, 2023 and the quarterly period ended September 30, 2023 filed on October 26, 2023 (together, the “BHH LLC Quarterly Reports” and, together with the Baker Hughes Quarterly Reports, the “Quarterly Reports”); and

•	BHH LLC’s Current Reports on Form 8-K filed on May 5, 2023, May 19, 2023, November 22, 2023 and December 1, 2023.

This prospectus and the information incorporated by reference herein contain descriptions and summaries of certain documents that we have filed with the SEC. These descriptions and summaries do not purport to be complete and are qualified in their entirety by reference to such documents. Copies of such documents can be obtained by following the procedures described below.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Baker Hughes Company

Attention: Corporate Secretary

575 N. Dairy Ashford Rd., Suite 100

Houston, Texas 77079-1121

(713) 439-8600

FORWARD-LOOKING STATEMENTS

We have made in this prospectus and in the documents incorporated herein by reference, and may from time to time otherwise make in other public filings, press releases and discussions with our management, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than historical facts, including statements regarding the presentation of our operations in future reports and any assumptions underlying any of the foregoing, are forward-looking statements. Forward- looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “would,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target,” “goal” or other similar words or expressions. Forward looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, the risk factors identified in the “Risk Factors” section of the Annual Reports, the Quarterly Reports and those set forth from time-to-time in other filings by Baker Hughes and BHH LLC with the SEC. These documents are available through our website or through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov. Information that you may find on our website is not part of this prospectus and the inclusion of the website address in this prospectus is an inactive textual reference only.

Any forward-looking statements speak only as of the date they were made. We do not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

THE COMPANY

Baker Hughes Company

Baker Hughes Company is an energy technology company with a broad and diversified portfolio of technologies and services that span the energy and industrial value chain. We conduct business in more than 120 countries and employ approximately 57,000 employees. We operate through our two business segments: Oilfield Services & Equipment (“OFSE”) and Industrial & Energy Technology (“IET”). We sell products and services primarily in the global oil and gas markets, within the upstream, midstream and downstream segments, and broader industrial and new energy markets.

Oilfield Services & Equipment: OFSE provides products and services for onshore and offshore oilfield operations across the lifecycle of a well, ranging from exploration, appraisal, and development, to production, rejuvenation, and decommissioning. OFSE is organized into four product lines: Well Construction, which encompasses drilling services, drill bits, and drilling & completions fluids; Completions, Intervention, and Measurements, which encompasses well completions, pressure pumping, and wireline services; Production Solutions, which spans artificial lift systems and oilfield & industrial chemicals; and Subsea & Surface Pressure Systems, which encompasses subsea projects services and drilling systems, surface pressure control, and flexible pipe systems. Beyond its traditional oilfield concentration, OFSE is expanding its capabilities and technology portfolio to meet the challenges of a net-zero future. These efforts include expanding into new energy areas such as geothermal and carbon capture, utilization and storage, strengthening its digital architecture and addressing key energy market themes.

Industrial & Energy Technology: IET provides technology solutions and services for mechanical-drive, compression and power-generation applications across the energy industry, including oil and gas, liquefied natural gas (“LNG”) operations, downstream refining and petrochemical markets, as well as lower carbon solutions to broader energy and industrial sectors. IET also provides equipment, software, and services that serve a wide range of industries including petrochemical and refining, nuclear, aviation, automotive, mining, cement, metals, pulp and paper, and food and beverage. Effective October 1, 2023, IET began operating through five product lines—Gas Technology Equipment, Gas Technology Services, Industrial Solutions, Industrial Products and Climate Technology Solutions.

For a further description of our business, properties and operations, you should read the Quarterly Reports and the Annual Reports, which are each incorporated by reference into this prospectus.

Baker Hughes Holdings LLC

Baker Hughes Holdings LLC is an indirect, 100% owned subsidiary and the primary operating company of Baker Hughes. BHH LLC was formed as the result of a combination between Baker Hughes Incorporated and the oil and gas business of General Electric Company (“GE”) in July 2017. In 2020, GE launched a program to fully divest of its ownership in Baker Hughes and BHH LLC over approximately three years. As of December 31, 2022, GE no longer owns any common units of BHH LLC.

The principal executive offices for both Baker Hughes and BHH LLC are located at 575 N. Dairy Ashford Rd., Suite 100, Houston, Texas 77079-1121, and our telephone number is (713) 439-8600. We maintain a website on the Internet at http://www.bakerhughes.com. Information that you may find on our website is not part of this prospectus and the inclusion of the website address in this prospectus is an inactive textual reference only.

Baker Hughes Co-Obligor, Inc.

Baker Hughes Co-Obligor, Inc. is a 100% owned finance subsidiary of BHH LLC. Co-Obligor was incorporated under the laws of the State of Delaware for the sole purpose of serving as a co-obligor of subsidiary debt securities and has no assets or operations other than those related to its sole purpose.

Baker Hughes Co-Obligor, Inc. has its principal executive offices at 575 N. Dairy Ashford Rd., Suite 100, Houston, Texas 77079-1121, and its telephone number is (713) 439-8600.

RISK FACTORS

You should carefully consider the risk factors in the “Risk Factors” section of the Annual Reports, the Quarterly Reports and those set forth from time-to-time in other filings by us with the SEC before investing in our securities. You should also consider similar information contained in any other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

SELLING SECURITYHOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC. We may register these securities to permit securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay some or all of the expenses incurred with respect to the registration of securities owned by selling securityholders, other than underwriting fees, discounts or commissions, which will be borne by the selling securityholders. We will provide you with a prospectus supplement naming the selling securityholders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling securityholder.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	acquisitions;

•	working capital;

•	capital expenditures;

•	repurchases of shares of Class A common stock; and

•	repayment of debt.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CLASS A COMMON STOCK

All outstanding shares of Class A common stock are fully paid and non-assessable. Each outstanding share of Class A common stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders for their vote except that holders of Class A common stock shall not be entitled to vote on any amendment to our Second Amendment and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or the Delaware General Corporation Law (the “DGCL”).

Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of preferred stock, the holders of outstanding shares of Class A common stock shall have the exclusive right to vote for the election of directors and for all other purposes.

Except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of Class A common stock shall vote together as a single class (or, if the holders of one or more series of preferred stock are entitled to vote together with the holders of Class A common stock, together as single class with the holders of such other series of preferred stock) on all matters submitted to a vote of stockholders generally.

Subject to the rights of the holders of any series of preferred stock, the holders of Class A common stock shall be entitled to receive such dividends and other distributions in cash, stock or property when, as and if declared thereon by the board of directors from time to time out of assets or funds legally available therefor.

Subject to the rights of the holders of any series of preferred stock, the holders of Class A common stock shall be entitled to receive the assets and funds available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the company, whether voluntary or involuntary.

Our Class A common stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Holders of Class A common stock may act by unanimous written consent.

When we or any selling securityholders offer to sell Class A common stock, we will describe the manner in which the Class A common stock is sold in the applicable prospectus supplement. Copies of our Certificate of Incorporation and our Fifth Amended and Restated Bylaws (the “Bylaws”) are filed with the SEC as exhibits to the Baker Hughes Annual Report. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

DESCRIPTION OF PREFERRED STOCK

The Baker Hughes board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issuance of such series as may be permitted by the DGCL, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our stockholders.

When Baker Hughes offers to sell a particular series of preferred stock, we will describe the specific terms of the securities in the applicable prospectus supplement. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate of Incorporation. Copies of our Certificate of Incorporation and our Bylaws are filed with the SEC as exhibits to the Baker Hughes Annual Report. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

DESCRIPTION OF PARENT DEBT SECURITIES

The parent debt securities will constitute either senior or subordinated debt of Baker Hughes. The parent debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The parent debt securities will be issued under one or more separate indentures between us and a designated trustee (the “parent indenture”). We will include in a prospectus supplement the specific terms of each series of senior or subordinated parent debt securities being offered, including the terms, if any, on which a series of senior or subordinated parent debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any parent indenture, which will govern the rights of the holders of our senior or subordinated parent debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSIDIARY DEBT SECURITIES

This section describes certain general terms and provisions of the subsidiary debt securities. Unless otherwise specified in the applicable prospectus supplement, the subsidiary debt securities will be issued under the base indenture, dated October 28, 2008, between Baker Hughes Incorporated (as predecessor to BHH LLC) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as amended and supplemented by the second supplemental indenture, dated as of July 3, 2017, among Baker Hughes, a GE company, LLC (as predecessor to BHH LLC), Co-Obligor and the trustee (as further amended and supplemented, the “subsidiary indenture”). This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the subsidiary indenture and its associated documents. We have filed the subsidiary indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The specific terms and provisions of any series of subsidiary debt securities will be described in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of subsidiary debt securities, including whether the Co-Obligor will be a co-issuer of the subsidiary debt securities. If so described in a prospectus supplement, the terms and provisions of that series of subsidiary debt securities may differ from the general description of terms and provisions presented below.

Please note that in this section titled “Description of Subsidiary Debt Securities,” references to “we,” “our” and “us” refer to BHH LLC as the issuer of the applicable series of subsidiary debt securities and not to any subsidiaries, unless the context requires otherwise, and to Baker Hughes, unless the context requires otherwise, and, if Co-Obligor is co-issuer as to any series of subsidiary debt securities, then also to Co-Obligor.

General

BHH LLC may issue subsidiary debt securities, and Co-Obligor may be a co-issuer to any series of subsidiary debt securities. The subsidiary debt securities will not be secured by any of our property or assets. Thus, by owning a subsidiary debt security, you are one of our unsecured creditors. The subsidiary debt securities will be fully and unconditionally guaranteed by Baker Hughes. The subsidiary debt securities will not be guaranteed by any of our other subsidiaries, including the respective subsidiaries of BHH LLC or Co-Obligor.

The subsidiary debt securities of Baker Hughes, BHH LLC and Co-Obligor will rank equally in right of payment with all the other existing and future senior indebtedness of Baker Hughes, BHH LLC or Co-Obligor, as the case may be.

The subsidiary indenture does not limit our ability to incur additional indebtedness.

The subsidiary indenture and its associated documents, including your subsidiary debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed the subsidiary indenture with the SEC as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain copy of the subsidiary indenture.

This section and your prospectus supplement summarize all the material terms of the subsidiary indenture and your subsidiary debt security. They do not, however, describe every aspect of the subsidiary indenture and your subsidiary debt security. For example, in this section and your prospectus supplement we use terms that have been given special meaning in the subsidiary indenture, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your subsidiary debt security.

Subsidiary Indenture

The subsidiary debt securities are governed by the subsidiary indenture. The subsidiary indenture is a contract between us and the trustee.

The trustee under the subsidiary indenture has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

Series of Subsidiary Debt Securities

We may issue as many distinct series of subsidiary debt securities under the subsidiary indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of the subsidiary indenture allow us not only to issue subsidiary debt securities with terms different from those of subsidiary debt securities previously issued under the subsidiary indenture, but also to “reopen” a previously issued series of subsidiary debt securities and issue additional subsidiary debt securities of that series. We will describe most of the financial and other specific terms of your series in the prospectus supplement for that series. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your subsidiary debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your subsidiary debt security.

When we refer to a series of subsidiary debt securities, we mean a series issued under the subsidiary indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the subsidiary debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

The subsidiary indenture does not limit the aggregate amount of subsidiary debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue subsidiary debt securities at any time without your consent and without notifying you.

The subsidiary indenture and the subsidiary debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the subsidiary debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a subsidiary debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a subsidiary debt security is its face amount.

The term “stated maturity” with respect to any subsidiary debt security means the day on which the principal amount of your subsidiary debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the subsidiary debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a subsidiary debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Subsidiary Debt Securities

Your prospectus supplement will describe the specific terms of your subsidiary debt security, which will include some or all of the following:

•	the title of the series of your subsidiary debt security;

•	whether the Co-Obligor is a co-issuer of your series of subsidiary debt security;

•	any limit on the total principal amount of the subsidiary debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your subsidiary debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your subsidiary debt security is a fixed rate subsidiary debt security, a floating rate subsidiary debt security or an indexed subsidiary debt security;

•	if your subsidiary debt security is a fixed rate subsidiary debt security, the yearly rate at which your subsidiary debt security will bear interest, if any, and the interest payment dates;

•

if your subsidiary debt security is a floating rate subsidiary debt security: the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•

if your subsidiary debt security is an indexed subsidiary debt security: the principal amount, if any, we will pay you at maturity; interest payment dates; the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any; and the terms on which your subsidiary debt security will be exchangeable for or payable in cash, securities or other property;

•	if your subsidiary debt security is also an original issue discount subsidiary debt security, the yield to maturity;

•

if applicable, the circumstances under which your subsidiary debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and multiples of $1,000;

•

the depositary for your subsidiary debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your subsidiary debt security in book-entry form only;

•

if applicable, the circumstances under which we will pay additional amounts on any subsidiary debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the subsidiary debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, paying agents, transfer agents or registrars for your subsidiary debt security, as applicable; and

•	any other terms of your subsidiary debt security, which could be different from those described in this prospectus.

Parent Guarantee

Baker Hughes will fully and unconditionally guarantee all obligations of BHH LLC and Co-Obligor under the subsidiary indenture. For more information, see “Description of Parent Guarantees.”

Governing Law

The subsidiary indenture is, and the subsidiary debt securities will be, governed by New York law.

Form of Subsidiary Debt Securities

We will issue each subsidiary debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each subsidiary debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Subsidiary debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the subsidiary debt securities represented by the global security. Those who own beneficial interests in a global subsidiary debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own subsidiary debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in subsidiary debt securities registered in street name or in subsidiary debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to subsidiary debt securities issued in global form and for which DTC acts as depositary.

Each global subsidiary debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global subsidiary debt securities are not exchangeable for definitive certificated subsidiary debt securities.

Ownership of beneficial interests in a global subsidiary debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global subsidiary debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global subsidiary debt security. Ownership of beneficial interests in a global subsidiary debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the subsidiary debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global subsidiary debt security.

We will make payment of principal of, and interest on, subsidiary debt securities represented by a global subsidiary debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global subsidiary debt security representing those subsidiary debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global subsidiary debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global subsidiary debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global subsidiary debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global subsidiary debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global subsidiary debt security is exchangeable for definitive subsidiary debt securities registered in the name of, and a transfer of a global subsidiary debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 60 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global subsidiary debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive subsidiary debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global subsidiary debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive subsidiary debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global subsidiary debt security.

Except as provided above, owners of the beneficial interests in a global subsidiary debt security will not be entitled to receive physical delivery of subsidiary debt securities in definitive form and will not be considered the holders of subsidiary debt securities for any purpose under the subsidiary indenture. No global subsidiary debt security shall be exchangeable except for another global subsidiary debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global subsidiary debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global subsidiary debt security or the subsidiary indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global subsidiary debt security desires to give or take any action that a holder is entitled to give or take under the subsidiary debt securities or the subsidiary indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to your subsidiary debt security, we will describe them in your prospectus supplement.

We or our affiliates may purchase subsidiary debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Subsidiary debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the subsidiary indenture to merge or consolidate with another corporation or other entity. We are also permitted under the subsidiary indenture to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of subsidiary debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

•

If the successor entity in the transaction is not the applicable issuer, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the subsidiary debt securities of that series and the subsidiary indenture. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

•

Immediately after the transaction, no default under the subsidiary debt securities of that series has occurred and is continuing. For this purpose, “default under the subsidiary debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the subsidiary debt securities of any series, we will not need to obtain the approval of the holders of those subsidiary debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the applicable issuer but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the subsidiary debt securities of any series and the subsidiary indenture.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the subsidiary indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of subsidiary debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the subsidiary debt securities of such series (“legal defeasance”); or

•	we will be discharged from any covenants we make in the subsidiary indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of subsidiary debt securities, the holders of such securities will not be entitled to the benefits of the subsidiary indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of subsidiary debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of subsidiary debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the subsidiary indenture with respect to subsidiary debt securities of any series, other than our obligation to register the transfer of and exchange subsidiary debt securities of that series, provided that we either:

•	deliver all outstanding subsidiary debt securities of that series to the trustee for cancellation; or

•

all such subsidiary debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such subsidiary debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of subsidiary debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of subsidiary debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any subsidiary debt security of that series on the due date;

•	we do not pay interest on any subsidiary debt security of that series within 30 days after the due date;

•

we do not deposit a sinking fund payment with regard to any subsidiary debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•

we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the subsidiary indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of subsidiary debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occurs; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

If an event of default has occurred with respect to any series of subsidiary debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all subsidiary debt securities of that series then outstanding may declare the entire principal amount of the subsidiary debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the subsidiary debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of subsidiary debt securities. If the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the subsidiary debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the subsidiary indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the subsidiary indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all subsidiary debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the subsidiary indenture with respect to the subsidiary debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any subsidiary debt security, all of the following must occur:

•

the holder of your subsidiary debt security must give the trustee written notice that an event of default has occurred with respect to the subsidiary debt securities of your series, and the event of default must not have been cured or waived;

•

the holders of not less than 25% in principal amount of all subsidiary debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the subsidiary debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the subsidiary debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your subsidiary debt security on or after its stated maturity (or, if your subsidiary debt security is redeemable, on or after its redemption date).

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the subsidiary debt securities of any series may waive a default for all subsidiary debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your subsidiary debt security, however, without the approval of the particular holder of that subsidiary debt security.

Annual Information about Defaults to the Trustee

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the subsidiary indenture and the subsidiary debt securities, or else specifying any default under the subsidiary indenture.

Modifications and Waivers

There are three types of changes we can make to the subsidiary indenture and the subsidiary debt securities.

First, there are changes that cannot be made without the approval of each holder of a subsidiary debt security affected by the change, including, among others:

•	changing the stated maturity for any principal or interest payment on a subsidiary debt security;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a subsidiary debt security;

•	permitting redemption of a subsidiary debt security if not previously permitted;

•	impairing any right a holder may have to require repurchase of its subsidiary debt security;

•	impairing any right that a holder of a convertible subsidiary debt security may have to convert the subsidiary debt security;

•	changing the currency of any payment on a subsidiary debt security;

•	changing the place of payment on a subsidiary debt security;

•	impairing a holder’s right to sue for payment of any amount due on its subsidiary debt security;

•

reducing the percentage in principal amount of the subsidiary debt securities of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the subsidiary indenture or those subsidiary debt securities or waive our compliance with the subsidiary indenture or to waive defaults; and

•

changing the provisions of the subsidiary indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected subsidiary debt security.

The second type of change does not require any approval by holders of the subsidiary debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the subsidiary debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only subsidiary debt securities to be issued after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular subsidiary debt security, even if they affect other subsidiary debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected subsidiary debt security; we need only obtain any required approvals from the holders of the affected subsidiary debt securities.

Any other change to the subsidiary indenture and the subsidiary debt securities would require the following approval:

•	If the change affects only the subsidiary debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the subsidiary debt securities of that series.

•

If the change affects the subsidiary debt securities of more than one series of subsidiary debt securities, it must be approved by the holders of a majority in principal amount of all series affected by the change, with the subsidiary debt securities of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series, as described below).

•	If the terms of a series entitle the holders of subsidiary debt securities of such series to vote as a separate class on any change, it must be approved as required under those terms.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the subsidiary indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular subsidiary debt security, or in the subsidiary indenture as it affects that subsidiary debt security, that we cannot change without the approval of the holder of that subsidiary debt security as described above, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the subsidiary indenture or any subsidiary debt securities or request a waiver.

Only holders of outstanding subsidiary debt securities of the applicable series will be eligible to take any action under the subsidiary indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to subsidiary debt securities of that series. Also, we will count only outstanding subsidiary debt securities in determining whether the various percentage requirements for taking action have been met. Any subsidiary debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding.

In some situations, we may follow special rules in calculating the principal amount of a subsidiary debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the subsidiary indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global subsidiary debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global subsidiary debt securities may differ from those for other subsidiary debt securities.

Form, Exchange and Transfer

If any subsidiary debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and multiples of $1,000.

Holders may exchange their subsidiary debt securities for subsidiary debt securities of smaller denominations or combined into fewer subsidiary debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your subsidiary debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their subsidiary debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated subsidiary debt securities at that office. We have appointed the trustee to act as our agent for registering subsidiary debt securities in the names of holders and transferring and replacing subsidiary debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their subsidiary debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any subsidiary debt securities.

If we have designated additional transfer agents for your subsidiary debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the subsidiary debt securities of any series are redeemable and we redeem less than all those subsidiary debt securities, we may block the transfer or exchange of those subsidiary debt securities during the period beginning 15 days before the day the subsidiary debt securities to be redeemed are selected for redemption and ending on the day of such selection, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any subsidiary debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any subsidiary debt security being partially redeemed.

If a subsidiary debt security is issued as a global subsidiary debt security, only DTC or other depositary will be entitled to transfer and exchange the subsidiary debt security as described in this subsection, since the depositary will be the sole holder of the subsidiary debt security.

The rules for exchange described above apply to exchange of subsidiary debt securities for other subsidiary debt securities of the same series and kind. If a subsidiary debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the subsidiary debt securities of any series to the holders of record of those subsidiary debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global subsidiary debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global subsidiary debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a subsidiary debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the subsidiary debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global subsidiary debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the subsidiary debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the subsidiary debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their subsidiary debt securities.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices subsidiary debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your subsidiary debt security the initial location of each paying agent for that subsidiary debt security. We must notify the trustee of changes in the paying agents.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global subsidiary debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of subsidiary debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for your subsidiary debt security will describe any material relationships we may have with the trustee.

DESCRIPTION OF PARENT GUARANTEES

Baker Hughes will fully and unconditionally guarantee to each holder of subsidiary debt securities pursuant to this prospectus the due and punctual payment of the principal of (and premium, if any) and interest on, and any other amounts payable on those subsidiary debt securities, when and as the same shall become due and payable, whether at maturity, a specified payment date, upon acceleration, redemption or otherwise, according to the terms thereof. In the case of any failure by BHH LLC to make punctually any such payment of the principal of and, premium, if any, and interest on and any other amounts payable in respect of the subsidiary debt securities, Baker Hughes will cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, a specified payment date, upon acceleration, redemption or otherwise, according to the terms thereof, and as if such payment were made by Baker Hughes. The parent guarantee will be Baker Hughes’ senior unsecured obligation and shall rank equally in right of payment with all of its other senior and unsecured debt obligations.

DESCRIPTION OF SUBSIDIARY GUARANTEES

Baker Hughes’ obligations under the parent debt securities, including the payment of principal, premium, if any, and interest may be guaranteed, fully and unconditionally or otherwise, by BHH LLC, Co-Obligor or both. These subsidiary guarantees will rank equally with all other general unsecured and unsubordinated obligations of BHH LLC and/or Co-Obligor.

The subsidiary guarantees will not contain any restrictions on the ability of BHH LLC and/or Co-Obligor to:

•

pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BHH LLC’s and/or Co-Obligor’s limited liability company interests or shares of stock, as applicable; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any subsidiary debt securities of BHH LLC and/or Co-Obligor.

DESCRIPTION OF PURCHASE CONTRACTS

When Baker Hughes offers to sell purchase contracts, we will describe the specific terms of the securities in the applicable prospectus supplement. We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or our subsidiaries or debt or equity securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the foregoing as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF WARRANTS

Baker Hughes may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which will define your rights as a warrant holder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities (the “debt warrants”) that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the designation and terms of the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

•	the currency, currencies or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities and any guarantee issued with the debt warrants, and the number of debt warrants issued with each debt security;

•

the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right to exercise the debt warrants expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

Baker Hughes may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•

the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

•	the aggregate number of the warrants;

•

the price or prices at which Baker Hughes will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

•	the currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right to exercise the warrants expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

Baker Hughes will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that Baker Hughes indicates in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities, or amounts of other property or assets, that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

Until you exercise your warrants, you will not have any rights as a holder of our debt securities, preferred stock, common stock or other securities, property or assets for which such warrants may be exercisable, as the case may be, by virtue of your ownership of the warrants.

DESCRIPTION OF UNITS

When Baker Hughes offers to sell units, consisting of one or more shares of Class A common stock, shares of preferred stock, debt securities, purchase contracts or warrants or any combination of such securities, we will describe the specific terms of the securities in the applicable prospectus supplement, which will include:

•	the terms of the units, the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We or any selling securityholders may sell the securities described in this prospectus in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the prospectus supplement for your security.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Kirkland & Ellis LLP, Houston, TX, our outside counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Baker Hughes Company as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, included in Baker Hughes’ Annual Report on Form 10-K for the year ended December 31, 2022 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, dated February 14, 2023, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Baker Hughes Holdings LLC as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, included in BHH LLC’s Annual Report on Form 10-K for the year ended December 31, 2022 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, dated February 14, 2023, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses to be paid by the registrant in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee		*
Legal fees and expenses	*	*
Accounting fees and expenses	*	*
Trustee fees and expenses	*	*
Printing expenses	*	*
Miscellaneous	*	*
Total	*	*

*	Deferred pursuant to Rule 456(b) and Rule 457(r).
**

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers

Baker Hughes Company

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses, including attorneys’ fees, incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Certificate of Incorporation provides that Baker Hughes will exculpate its directors and officers to the fullest extent permitted by the DGCL and to the extent as determined appropriate by the board of Baker Hughes; and will pay expenses incurred in connection with any action, suit or proceeding by reason of the fact that such person is or was a director or officer. In addition, the Certificate of Incorporation and Bylaws provide for indemnification to the fullest extent not prohibited by law for any person who is made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of Baker Hughes.

Baker Hughes Co-Obligor, Inc.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses, including attorneys’ fees, incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The certificate of incorporation of Co-Obligor provides that it will exculpate its directors and officers to the fullest extent permitted by the DGCL and to the extent as determined appropriate by the board of Co-Obligor; and will pay expenses incurred in connection with any action, suit or proceeding by reason of the fact that such person is or was a director or officer. In addition, the certificate of incorporation and bylaws of Co-Obligor provide for indemnification to the fullest extent not prohibited by law for any person who is made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of Co-Obligor.

Baker Hughes Holdings LLC

The Amended and Restated Limited Liability Company Agreement of BHH LLC (the “Baker Hughes Holdings LLC Agreement”) dated as of April 15, 2020 provides for indemnification by the company of any member or affiliate, the managing member or any of its affiliates, any officer of the company or any of its direct or indirect subsidiaries, or any individual who, while an officer of the company or any of its direct or indirect subsidiaries, is serving at the request of BHH LLC or any of its direct or indirect subsidiaries as an officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (“Indemnified Persons”). Such Indemnified Persons are entitled to payment in advance of expenses, including attorneys’ fees, that they incur in defending a proceeding, but they will be required to repay any such advance if it is ultimately determined that they were not entitled to indemnification by the company. Indemnification is not available for any expenses, liabilities, damages and losses suffered that are attributable to any such Indemnified Person’s or its affiliates’ gross negligence, willful misconduct or knowing violation of the law or for any present or future breaches of any representations, warranties or covenants contained in the Baker Hughes Holdings LLC Agreement or in other agreements with the company. Furthermore, no indemnification is available to any such Indemnified Person in respect of any taxes or related interest or penalties imposed on such Indemnified Person as a result of certain tax allocations pursuant to the Baker Hughes Holdings LLC Agreement.

The Baker Hughes Holdings LLC Agreement provides that the company shall obtain insurance to protect Indemnified Persons from certain liabilities, including liabilities against which the company cannot indemnify the Indemnified Persons. BHH LLC currently has and intends to maintain director and officer liability insurance, if available on reasonable terms.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Indenture, dated as of October 28, 2008, between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to BHH LLC’s Annual Report on Form 10-K filed with the SEC on February 14, 2023).

4.2	Second Supplemental Indenture, dated July 3, 2017, among Baker Hughes, a GE company, LLC, Baker Hughes Co-Obligor, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to BHH LLC’s Annual Report on Form 10-K filed with the SEC on February 14, 2023).

4.3*	Form of Indenture.

4.4*	Form of Debt Security.

4.5*	Form of Guarantee of Debt Security.

4.6	Form of Stock Certificate for Class A Common Stock of Baker Hughes Company (incorporated by reference to Exhibit 4.1 to Baker Hughes’ Current Report on Form 8-K filed with the SEC on October 17, 2019).

4.7*	Form of Purchase Contract Agreement, including form of Purchase Contract.

4.8*	Form of Warrant Agreement, including form of Warrant.

4.9*	Form of Unit Agreement, including form of Unit.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP relating to Baker Hughes Company.

23.3	Consent of KPMG LLP relating to Baker Hughes Holdings LLC.

24.1	Power of Attorney.

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by each of the undersigned registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(c) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of each of the undersigned registrants’ annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, each of the undersigned registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of each of the undersigned registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY FOR BAKER HUGHES COMPANY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 1, 2023.

Baker Hughes Company

By:	/s/ Lorenzo Simonelli
Name:	Lorenzo Simonelli
Title:	President, Chief Executive Officer and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nancy Buese, Josh Hallenbeck and Fernando Contreras, or each of them, each of whom may act without joinder of the others, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on December 1, 2023.

Signature	Title

/s/ Lorenzo Simonelli Lorenzo Simonelli	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Nancy Buese Nancy Buese	Chief Financial Officer (Principal Financial Officer)

/s/ Rebecca Charlton Rebecca Charlton	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ W. Geoffrey Beattie W. Geoffrey Beattie	Director

/s/ Gregory D. Brenneman Gregory D. Brenneman	Director

/s/ Cynthia B. Carroll Cynthia B. Carroll	Director

/s/ Nelda J. Connors Nelda J. Connors	Director

/s/ Michael R. Dumais Michael R. Dumais	Director

/s/ Lynn L. Elsenhans Lynn L. Elsenhans	Director

/s/ John G. Rice John G. Rice	Director

/s/ Mohsen M. Sohi Mohsen M. Sohi	Director

SIGNATURES AND POWER OF ATTORNEY FOR BAKER HUGHES HOLDINGS LLC

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 1, 2023.

Baker Hughes Holdings LLC

By:	/s/ Lorenzo Simonelli
Name:	Lorenzo Simonelli
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nancy Buese, Josh Hallenbeck and Fernando Contreras, or each of them, each of whom may act without joinder of the others, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on December 1, 2023.

Signature	Title

/s/ Lorenzo Simonelli Lorenzo Simonelli	President and Chief Executive Officer (Principal Executive Officer)

/s/ Nancy Buese Nancy Buese	Chief Financial Officer (Principal Financial Officer)

/s/ Rebecca Charlton Rebecca Charlton	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY FOR BAKER HUGHES CO-OBLIGOR, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 1, 2023.

Baker Hughes Co-Obligor, Inc.

By:	/s/ Anuj Gupta
	Name:	Anuj Gupta
	Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nancy Buese, Josh Hallenbeck and Fernando Contreras, or each of them, each of whom may act without joinder of the others, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on December 1, 2023.

Signature	Title

/s/ Anuj Gupta Anuj Gupta	President (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

/s/ Mike Csizmadia Mike Csizmadia	Director